UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2016

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Background

Midwest Energy Emissions Corp. (the “Company”) and its wholly-owned subsidiary, MES, Inc. (“MES”, and together with the Company, collectively the “Companies”), are parties to a series of agreements with AC Midwest Energy LLC (“AC Midwest”), including but not limited to a certain Financing Agreement dated as of August 14, 2014, pursuant to which AC Midwest made certain financial accommodations to the Company, as amended by a Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty dated as of March 16, 2015, as amended by a Waiver and Amendment No. 2 to Financing Agreement and Reaffirmation of Guaranty dated as of November 16, 2015, and as amended by an Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty dated as of January 28, 2016.

As of November 1, 2016, the outstanding aggregate principal balance owing to AC Midwest pursuant to the foregoing agreements was $9,646,686.08 per 12% senior secured convertible notes issued to AC Midwest and which mature on July 31, 2018 (the “AC Midwest Notes”). In addition, pursuant to Amendment No. 3 to Financing Agreement and Reaffirmation of Guaranty dated as of January 28, 2016 between the Companies and AC Midwest, AC Midwest agreed to cause its bank to arrange for the issuance to a certain customer of the Company a standby letter of credit in the amount of $2,000,000 (the “Letter of Credit”) to permit the Company to enter into a contract for mercury capture program with such customer. In connection therewith, the Company issued a Senior Secured Letter of Credit Note (the “LC Note”) to AC Midwest to evidence any indebtedness owed by the Company arising from any draws made under the Letter of Credit. Although no amounts have yet to been drawn on the Letter of Credit, the Letter of Credit remains available.

Amended and Restated Financing Agreement

On November 1, 2016, the Companies entered into an Amended and Restated Financing Agreement (the “Restated Financing Agreement”) with AC Midwest, pursuant to which AC Midwest, which holds various warrants to acquire shares of the Company’s common stock (the “AC Midwest Warrants”), will exercise on a cashless basis a portion of the AC Midwest Warrants for 10,000,000 shares of the Company’s common stock and exchange the AC Midwest Notes, together with all accrued and unpaid interest thereon, and the remaining unexercised portion of the AC Midwest Warrants, for (i) a new senior secured note in the principal amount of $9,646,686.08 (the “New AC Midwest Secured Note”), and (ii) a subordinated unsecured note in the principal amount of $13,000,000 (the “AC Midwest Subordinated Note”). The completion of the transactions contemplated by the Restated Financing Agreement are subject to various conditions including but not limited to the closing by the Company of an equity offering raising at least $10.0 million of gross proceeds prior to December 31, 2016 (the “Qualifying Offering”).

New AC Midwest Secured Note

The New AC Midwest Secured Note, which will mature on December 15, 2018 and be guaranteed by MES, is non-convertible and will bear interest at a rate of 12.0% per annum, payable quarterly in arrears on or before the last day of each fiscal quarter beginning December 31, 2016. Commencing on June 15, 2017 and continuing on each September 15, December 15, March 15 and June 15 thereafter, the Company shall pay principal on the New AC Midwest Secured Note in equal installments of (i) $500,000 per quarter for the 2017 calendar year, (ii) $625,000 per quarter for the 2018 calendar year, and (iii) thereafter $750,000 per quarter, with a final payment of all outstanding principal together with such other amounts as shall then be due and owing from the Company to AC Midwest under the New AC Midwest Secured Note on the maturity date. The New AC Midwest Secured Note will be secured, like the AC Midwest Notes which will be exchanged and cancelled, by all of the assets of the Companies.

Upon receipt by the Company of any net proceeds in an offering of equity interests of the Company, the Company shall prepay the New AC Midwest Secured Note in an aggregate amount equal to 50.0% of the gross proceeds of such equity offering; provided that the Company shall prepay the New AC Midwest Secured Note in an amount equal to $5.0 million from the net cash proceeds of the Qualifying Offering. The New AC Midwest Secured Note shall be subject to certain other mandatory prepayment requirements and the Company shall have the right to prepay the New AC Midwest Secured Note at any time without prepayment penalty.

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On the last day of each month beginning January 2017, the Company shall have an affirmative obligation under the New AC Midwest Secured Note to have EBITDA for the 12 months period ending on the date of such calculation of not less than $2.5 million. The New AC Midwest Secured Note shall also be subject to certain other affirmative and negative covenants. The EBITDA and such other affirmative and negative covenants shall also be applicable so long as the LC Note remains outstanding.

AC Midwest Subordinated Note

The AC Midwest Subordinated Note, which will mature on December 15, 2020 and be guaranteed by MES, is non-convertible and will bear interest equal to the three-month LIBOR rate plus 5.0% per annum, payable quarterly on or before the last day of each fiscal quarter beginning December 31, 2016. The interest rate shall be subject to adjustment each quarter based on the then current LIBOR rate. Commencing on June 15, 2017 and continuing on each September 15, December 15, March 15 and June 15 thereafter, the Company shall pay principal on the AC Midwest Subordinated Note in equal installments of (i) $500,000 per quarter for the 2017 calendar year, (ii) $625,000 per quarter for the 2018 calendar year, and (iii) thereafter $750,000 per quarter, with a final payment of all outstanding principal together with such other amounts as shall then be due and owing from the Company to AC Midwest on the maturity date. Notwithstanding the foregoing, until the New AC Midwest Secured Note and LC Note are paid in full, AC Midwest will not be entitled to receive any payment on account of the AC Midwest Subordinated Note (other than regularly scheduled interest payments).

Although the AC Midwest Subordinated Note shall not be subject to any mandatory prepayment requirements, the Company shall have the right to prepay the AC Midwest Subordinated Note at any time without prepayment penalty. In addition, the AC Midwest Subordinated Note, which shall not be subject to any financial covenants, shall contain certain other affirmative and negative covenants.

The foregoing summary of certain provisions of the Restated Financing Agreement and form of the New AC Midwest Secured Note and the AC Midwest Subordinated Note is qualified in its entirety by reference to the actual documents, copies of which are filed as Exhibit10.1 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 8.01 Other Events.

On November 3, 2016, the Company issued a press release announcing the execution of the Restated Financing Agreement. A copy of the press release is included as Exhibit 99.1 to this report.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Amended and Restated Financing Agreement among Midwest Energy Emissions Corp., MES, Inc. and AC Midwest Energy LLC dated as of November 1, 2016

99.1*	Press release issued November 3, 2016

________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: November 3, 2016	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

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